Exhibit 99.1

June 7, 2018

Altice N.V. and Altice USA Announce the Number of Shares of Altice USA Class A Common Stock and Class B Common Stock to be Distributed

June 7, 2018 — Altice N.V. (“Altice NV”, Euronext: ATC, ATCB) and Altice USA, Inc. (“Altice USA”, NYSE: ATUS) today announce the number of shares of Altice USA Class A common stock and Class B common stock to be distributed to Altice NV shareholders in connection with the separation of Altice USA from Altice NV (the “Separation”).

The number of shares of Altice USA Class A common stock and Altice USA Class B common stock to be distributed will be:

Altice USA Class A common stock                                                                                            247,683,489(1)

Altice USA Class B common stock                                                                                            247,683,443(1)

The Separation was previously announced by Altice NV on January 8, 2018. The Separation is to be effected by way of a special distribution in kind by Altice NV of its 67.2% interest in Altice USA to Altice NV shareholders out of Altice NV’s share premium reserve (the “Distribution”).(2) Each shareholder of Altice NV as of 18:00 CET on May 23, 2018, the Distribution record date, will be entitled to receive 0.4163 shares of Altice USA common stock for every share held by such shareholder in Altice NV’s capital on the Distribution record date. Altice NV will implement the Distribution on June 8, 2018. Following the Distribution, there will be 489,384,523 shares of Altice USA Class A common stock and 247,684,443 shares of Altice USA Class B common stock outstanding.

Between May 24, 2018 and June 4, 2018, each Altice NV shareholder was given the opportunity to elect the percentage of shares of Altice USA Class A common stock and shares of Altice USA Class B common stock such shareholder will receive in the Distribution, whereby the number of shares of Altice USA Class B common stock to be distributed was subject to a cap of 50% of the total shares of Altice USA common stock being distributed (the “Class B Cap”). Because the Class B Cap has been exceeded, the shares of Altice USA Class B common stock to be delivered to Altice NV’s shareholders of record who elected to receive them were subject to proration, and such shareholders will receive shares of Altice USA Class

(1)                                Fractional shares of Altice USA common stock will not be distributed in the Distribution. Fractional shares of Altice USA Class A common stock and Altice USA Class B common stock (after conversion into shares of Altice USA Class A common stock) will be aggregated into whole shares of Class A common stock, which will be sold in the open market at prevailing market prices. These numbers therefore reflect the conversion of 23 shares of Altice USA Class B common stock into Altice USA Class A common stock for purposes of selling them in the open market.

(2)                                The Distribution excludes shares indirectly owned by Altice NV through Neptune Holding US LP.

A common stock in lieu of the portion of shares of Altice USA Class B common stock that has been cut back. Altice NV shareholders who did not make an election will receive shares of Altice USA Class A common stock.

In connection with the Distribution, Altice USA has filed a registration statement including a US prospectus relating to the shares of Altice USA common stock to be distributed in the Distribution which was declared effective by the US Securities and Exchange Commission on May 23, 2018. In addition, Altice USA has published an EU prospectus on May 24, 2018, which has been approved by the Dutch Authority for the Financial Markets. Copies of the US prospectus and the EU prospectus may be obtained free of charge from Altice USA’s website (http://investors.alticeusa.com/investors/Separation-of-Altice-USA-from-Altice-NV/default.aspx) and from Altice N.V.’s website (www.altice.net/separation-altice-usa-altice-nv) and during usual business hours on any weekday from the principal executive office of Altice USA at 1 Court Square West, Long Island City, NY 11101, United States of America and the registered office of Altice N.V. at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

Contacts

Head of Investor Relations Altice USA

Nick Brown: +1 917 589 9983 / nick.brown@alticeusa.com

Head of Investor Relations Altice Europe

Coralie Durbec: +41 79 913 0429 / coralie.durbec@altice.net

Head of Communications Altice USA

Lisa Anselmo: +1 929 418 4362 / lisa.anselmo@alticeusa.com

Head of Communications Altice Europe

Arthur Dreyfuss: +41 79 946 4931 / arthur.dreyfuss@altice.net

About Altice Europe

Altice Europe (ATC & ATCB), listed on Euronext Amsterdam, is a convergent leader in telecoms, content, media, entertainment and advertising. Altice delivers innovative, customer-centric products and solutions that connect and unlock the limitless potential of its over 30 million customers over fiber networks and mobile broadband. Altice is also a provider of enterprise digital solutions to millions of business customers. The company innovates with technology, research and development and enables people to live out their passions by providing original content, high-quality and compelling TV shows, and international, national and local news channels. Altice delivers live broadcast premium sports events and enables its customers to enjoy the most well-known media and entertainment.

About Altice USA

Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, proprietary content and advertising services to approximately 4.9 million Residential and Business customers across 21 states through its Optimum and Suddenlink brands.